                            THE NORTHERN TRUST COMPANY
                            FIFTY SOUTH LASALLE STREET
                             CHICAGO, ILLINOIS  60675


                                            February 20, 1997

         American Stores Company
         709 East South Temple
         Salt Lake City, Utah 84102
         Attn: Kathleen McDermott and Teresa Beck

         Dear Ms. McDermott and Ms. Beck:

                   Reference is made to that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), dated February 20, 1997, by and among American Stores Company, a Delaware corporation (the "Company"), and the persons listed on the signature pages thereto. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Stock Purchase Agreement. The undersigned is listed on
         Schedule 2 to the Stock Purchase Agreement, together with the number of Shares owned by the undersigned.

                   The undersigned hereby agrees to become an Additional Seller and to be bound by each of the terms, representations, covenants and obligations applicable to Sellers under the Stock Purchase Agreement and the Registration Rights Agreement.

                   The undersigned further agrees that any notices re-quired to be sent to the undersigned pursuant to the Stock Pur-chase Agreement and the Registration Rights Agreement shall be deemed to be validly sent for all purposes of such Agreements if sent to the attention of the undersigned at the address set forth on Schedule 2 to the Stock Purchase Agreement.

                   This letter agreement is being delivered by the undersigned to the Company and the Initial Sellers within 10 business days after the date of the Stock Purchase Agreement.

                   Please acknowledge your receipt of this letter agreement by executing the enclosed copy of this letter and returning it to the undersigned.

                                            Very truly yours,

                                            THE NORTHERN TRUST COMPANY,
                                            as Trustee of each of the
                                            Trusts listed on the
                                            initialed pages of Schedule
                                            2 attached hereto.

                                            /s/ Arthur W. Gergets
                                            Vice President

         Acknowledged and Agreed:

         AMERICAN STORES COMPANY

         By:  /s/ Teresa Beck
              Name:  Teresa Beck
              Title:  Chief Financial Officer

                                    SCHEDULE 2



         Name                                               Shares Owned

         The Northern Trust Company,                            92,400
           As Trustee, UA dtd 8/30/96 with
           L.S. Skaggs, The L.S. Skaggs &
           Aline W. Skaggs Charitable
           Remainder Unitrust #1

         The Northern Trust Company,                         7,222,000
           As Trustee, UA dtd 1/17/97 with
           L.S. Skaggs, The L.S. Skaggs &
           Aline W. Skaggs Charitable
           Remainder Unitrust #2

         The Northern Trust Company,                           255,000
           As Trustee, UA dtd 8/26/96 with
           L.S. Skaggs, The Lynda Sue Balukoff
           Charitable Remainder Unitrust #1

         The Northern Trust Company,                           523,530
           Successor Trustee, UA dtd 7/6/71
           with Claudia Skaggs (Luttrell),
           The Claudia Skaggs (Luttrell)
           Personal Trust

         The Northern Trust Company,                           635,000
           As Trustee, UA dtd 8/30/96
           with L.S. Skaggs, The Claudia
           Skaggs Luttrell Charitable
           Remainder Unitrust #1

         The Northern Trust Company,                           488,000
           As Trustee, UA dtd 1/17/97 with
           L.S. Skaggs, The Claudia Skaggs
           Luttrell Charitable Remainder
           Unitrust #2

         The Northern Trust Company,                            49,200
           Successor Trustee, UA dtd 2/2/66
           with Vivian Skaggs Armstrong,
           for the benefit of Claudia Skaggs
           (Luttrell)

         The Northern Trust Company,                           280,465
           Successor Trustee, UA dtd 5/21/75
           with Donald Lennie Skaggs,
           The Donald Lennie Skaggs Personal
           Trust

         The Northern Trust Company,                           635,000
           As Trustee, UA dtd 8/26/96
           with L.S. Skaggs, The Don L.
           Skaggs Charitable Remainder
           Unitrust #1

         The Northern Trust Company,                           488,000
           As Trustee, UA dtd 1/17/97 with
           L.S. Skaggs, The Don L. Skaggs
           Charitable Remainder Unitrust #2

         The Northern Trust Company,                            49,200
           Successor Trustee, UA dtd 2/2/66
           with Vivian Skaggs Armstrong,
           For the benefit of Don L. Skaggs

         The Northern Trust Company,                            49,200
           Successor Trustee, UA dtd 2/2/66
           with Vivian Skaggs Armstrong For
           the benefit of Mark Stanley Skaggs

         The Northern Trust Company,                            10,140
           Successor Trustee, UA dtd 11/23/83
           with Vivian Skaggs Armstrong
           For the benefit of Richelle Skaggs,
           Age 30 Trust

         The Northern Trust Company,                            10,140
           Successor Trustee, UA dtd 11/23/83
           with Vivian Skaggs Armstrong
           For the benefit of Dustin L.
           Skaggs, Age 30 Trust

         The Northern Trust Company,                            10,140
           Successor Trustee, UA dtd 11/23/83
           with Vivian Skaggs Armstrong For
           the benefit of Jennifer Luttrell,
           Age 30 Trust

         The Northern Trust Company,                            10,140
           Successor Trustee, UA dtd 11/23/83
           with Vivian Skaggs Armstrong For
           the benefit of Justin Dallas
           Luttrell, Age 30 Trust

         The Northern Trust Company,                            10,140
           Successor Trustee, UA dtd 11/23/83
           with Vivian Skaggs Armstrong For
           the benefit of Mindy Stana Skaggs,
           Age 30 Trust

         The Northern Trust Company,                            10,140
           Successor Trustee, UA dtd 11/23/83
           with Vivian Skaggs Armstrong For
           the benefit of Stephen A. Skaggs,
           Age 30 Trust

         The Northern Trust Company,                            10,140
           Successor Trustee, UA dtd 11/23/83
           with Vivian Skaggs Armstrong For
           the benefit of Loy Leana Skaggs,
           Age 30 Trust

         The Northern Trust Company,                           100,000
           Trustee, UA dtd 1/29/97
           with Lynda Sue Balukoff,
           The Lynda Sue Skaggs Balukoff
           Charitable Remainder Trust #2

                                        Total:              10,937,975

         Address for notices to Northern Trust:

           50 South LaSalle
           M 12
           Chicago, Illinois  60675
           Attn:  Mary Boehler
           Telecopy No.:  (312) 557-8873